Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES 2009

ANNUAL AND FOURTH QUARTER FINANCIAL RESULTS

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (January 29, 2010) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces annual and fourth quarter 2009 financial results. The Company’s common stock is listed for trading on the Over-the-Counter (OTC) Bulletin Board under the ticker symbol EFSI.

Fourth Quarter and Annual 2009 Financial Highlights:

	Q4	Annual
Net income (000’s)	$792	$3,441
Diluted EPS	$0.25	$1.08
Net Interest Margin	4.52%	4.31%
Total equity to assets		9.65%
Allowance for loan losses to total loans		1.48%
Total loan growth (000’s)		$14.0
Retail deposit growth (000’s)		$27.2

John R. Milleson, President and CEO, stated “Although 2009 earnings were not at a desired level of performance, the Bank’s annual results compare favorably to those of its peers. Our 2009 earnings were adversely affected mostly because of two matters: the increase in the Bank’s provision for loan losses and the increase in the Bank’s FDIC premium. Challenging times remain for our economy and the banking industry. The Company will continue its focus on providing sound financial services to the communities it serves while sustaining its conservative approach to banking principles as it has during the past 129 years. I take comfort and pride in the fact that we are an independent, community bank.”

Net Interest Income and Net Interest Margin

Net interest income for the quarter ended December 31, 2009 was $5.5 million which represented an increase of 16.7% when compared to $4.7 million for the same period in 2008. Net interest income for the year ended December 31, 2009 was $20.7 million which represented an increase of 9.2% when compared to $18.9 million in 2008. This increase in net interest income resulted mostly from the decline in the Company’s funding costs.

Total loan interest income was $5.9 million for the quarter ended December 31, 2009, reflecting a decrease of $38,000 from the quarter ended December 31, 2008. Total loan interest income was $23.0 million for the year ended December 31, 2009, reflecting a decrease of $1.8 million from the year ended December 31, 2008. Average loans for the quarter ended December 31, 2009 were $400.0 million compared to $390.4 million for the same period in 2008. Average loans for the year ended December 31, 2009 were $391.4 million compared to $389.9 million for the same period in 2008. The tax equivalent yield on average loans for the quarter ended December 31, 2009 was 5.92%, down 18 basis points from the same time period in 2008. The tax equivalent yield on average loans for the year ended December 31, 2009 was 5.91%, down 48 basis points from the same time period in 2008. Interest income from the investment portfolio was $617,000 for the quarter ended December 31, 2009 and $1.2 million for the same period in 2008. Interest income from the investment portfolio was $4.4 million for the year ended December 31, 2009 and $4.6 million for the same period in 2008.

Total interest expense for the three months ended December 31, 2009 decreased $1.0 million when compared to the three months ended December 31, 2008. Total interest expense for the year ended December 31, 2009 decreased $3.7 million when compared to the year ended December 31, 2008. The average cost of interest bearing liabilities decreased 98 basis points when comparing the quarter ended December 31, 2009 to the same time period in 2008. The average cost of interest bearing liabilities decreased 97 basis points when comparing the year ended December 31, 2009 to the same time period in 2008. The average balance of interest bearing liabilities decreased $1.1 million from the quarter ended December 31, 2008 to the same period in 2009. The average balance of interest bearing liabilities increased $2.9 million from the year ended December 31, 2008 to the same period in 2009.

The net interest margin was 4.52% for the quarter December 31, 2009. When compared to the quarter ended December 31, 2008, the net interest margin increased 54 basis points. The net interest margin was 4.31% for the year ended December 31, 2009. When compared to the year ended December 31, 2008, the net interest margin increased 29 basis points. This increase was attributable to the decreased balance and cost of interest bearing liabilities.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Asset Quality and Provision for Loan Losses

Provisions for loan losses were $1.5 million for the three months ended December 31, 2009, compared to $1.1 million for the quarter ended December 31, 2008. Provisions for loan losses were $4.4 million for the year ended December 31, 2009, compared to $2.3 million for the year ended December 31, 2008. Given the level of problem loans and continued uncertainty in the economy, the Company deemed it prudent to increase its allowance for loan losses.

Non performing assets increased from $4.6 million or .88% of total assets at December 31, 2008 to $7.9 million or 1.48% of total assets at December 31, 2009. This increase mostly resulted from additions to non accrual loans and other real estate owned. During the fourth quarter of 2009, the Bank placed approximately 21 loans on non accrual status. The majority of these loans is secured by real estate and has allocated specific allowances. Two real estate assets valued at $456,000 had been foreclosed upon during the fourth quarter of 2009 while the Bank also sold two pieces of other real estate owned recorded at $293,000 during the same period. Additionally, an allowance for other real estate owned of $198,000 was established during the fourth quarter of 2009.

Loans greater than 90 days past due decreased from $510,000 at December 31, 2008 to $13,000 at December 31, 2009. The Company realized $376,000 in net charge-offs for the quarter ended December 31, 2009 versus $490,000 for the same period in 2008. The Company realized $2.9 million in net charge-offs for the year ended December 31, 2009 versus $980,000 for the same period in 2008. Early in 2009, the Company developed a troubled credit group to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible.

Given the current economic environment, it is anticipated there could be an increase in past due loans, non performing loans and other real estate owned. However, the increase is not expected to be as significant as that experienced during 2009. The Company believes that the allowance for loan losses will be maintained at a level adequate to mitigate any negative impact resulting from such increases.

Noninterest Income and Noninterest Expense

Noninterest income was $1.3 million for the quarters ended December 31, 2009 and 2008. Noninterest income was $4.6 million for the years ended December 31, 2009 and 2008. Noninterest expense was $4.4 million and $3.7 million for the quarters ended December 31, 2009 and 2008, respectively. Noninterest expense was $16.5 million and $15.8 million for the years ended December 31, 2009 and 2008, respectively. Despite the impact of the increase in FDIC insurance premiums of $604,000 and the loss provision for other real estate owned of $198,000 for the year ended December 31, 2009, the Company has diligently managed and monitored its other operating expenses.

Total Consolidated Assets

Total consolidated assets of the Company at December 31, 2009 were $535.4 million, which represented an increase of $7.3 million or 1.4% from total assets of $528.1 million at December 31, 2008. Total loans increased $14.0 million from $390.1 million at December 31, 2008 to $404.1 million at December 31, 2009. Considering the current interest rate and competitive market environment, the Company has been conscientious about maintaining both its underwriting standards and its net interest margin and thereby cautious about the growth it has accepted in the loan portfolio.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased $11.6 million to $398.1 million at December 31, 2009 from $386.5 million at December 31, 2008. The Company held $9.9 million in brokered deposits at December 31, 2009. At December 31, 2008 brokered deposits were $25.5 million.

Securities sold under agreement to repurchase were $14.0 million at December 31, 2009 and $14.7 million at December 31, 2008. Borrowings with the Federal Home Loan Bank of Atlanta were $62.3 million at December 31, 2009 and $70.0 million at December 31, 2008.

Equity

Shareholders’ equity at December 31, 2009 and December 31, 2008 was $51.6 million and $46.8 million, respectively. The book value of the Company at December 31, 2009 was $16.14 per common share. Total common shares outstanding were 3,199,636 at December 31, 2009. On January 20, 2010, the board of directors declared a $0.17 per common share cash dividend for shareholders of record as of February 1, 2010 and payable on February 16, 2010.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	4Q09	3Q09	2Q09	1Q09	4Q08

Net Income (dollars in thousands)	$792	$790	$904	$955	$1,715
Earnings per share, basic	$0.25	$0.25	$0.29	$0.30	$0.54
Earnings per share, diluted	$0.25	$0.25	$0.28	$0.30	$0.54

Return on average total assets	0.59%	0.60%	0.71%	0.74%	1.31%
Return on average total equity	6.15%	6.33%	7.80%	8.27%	15.00%
Dividend payout ratio	68.00%	68.00%	58.62%	56.67%	31.48%
Fee revenue as a percent of total revenue	18.06%	11.35%	15.44%	15.13%	20.91%

Net interest margin(1)	4.52%	4.51%	4.24%	3.98%	3.98%
Yield on average earning assets	5.67%	5.73%	5.67%	5.66%	5.94%
Yield on average interest-bearing liabilities	1.49%	1.56%	1.82%	2.12%	2.47%
Net interest spread	4.18%	4.17%	3.85%	3.54%	3.47%
Tax equivalent adjustment to net interest income (dollars in thousands)	$191	$195	$187	$182	$171

Non-interest income to average assets	0.96%	0.67%	0.95%	0.92%	0.96%
Non-interest expense to average assets	3.26%	3.20%	3.10%	2.92%	2.87%

Efficiency ratio(2)	62.43%	60.82%	62.88%	63.04%	60.86%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. For the quarters ended December 31, 2009 and December 31, 2008 net interest income on a tax equivalent basis was $5.7 million and $4.9 million, respectively. For the quarters ended September 30, June 30 and March 31, 2009 net interest income on a tax equivalent basis was $5.6 million, $5.3 million and $4.9 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non interest expense by the sum of tax equivalent net interest income and non interest income excluding gains and losses on the investment portfolio. The tax rate utilized is 34%. For the quarters ended December 31, 2009 and December 31, 2008 net interest income on a tax equivalent basis was $5.7 million and $4.9 million, respectively. For the quarters ended September 30, June 30 and March 31, 2009 net interest income on a tax equivalent basis was $5.6 million, $5.3 million and $4.9 million, respectively. See the table below for a reconciliation of net interest income to tax equivalent net interest income. Total non interest income, excluding gains and losses on the investment portfolio, for the quarters ended December 31, 2009 and December 31, 2008, was $1.3 million. Total non interest income, excluding gains and losses on the investment portfolio, for the quarters ended September 30, June 30, and March 31, 2009, was $1.3 million, $1.3 million and $1.2 million, respectively. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	4Q09	3Q09	2Q09	1Q09	4Q08
BALANCE SHEET RATIOS
Loans to deposits	101.50%	104.31%	102.20%	96.85%	100.79%
Average interest-earning assets to average-interest bearing liabilities	129.55%	136.59%	126.56%	125.56%	125.86%
PER SHARE DATA
Dividends	$0.17	$0.17	$0.17	$0.17	$0.17
Book value	$16.14	$15.88	$15.28	$14.74	$14.79
Tangible book value	$16.13	$15.88	$15.26	$14.71	$14.76
SHARE PRICE DATA
Closing price	$15.75	$15.35	$15.00	$14.60	$16.10
Diluted earnings multiple(1)	0.98	0.97	0.98	0.99	1.09
Book value multiple(2)	0.98	0.97	0.98	0.99	1.09
COMMON STOCK DATA
Outstanding shares at end of period	3,199,636	3,190,304	3,180,899	3,167,250	3,166,530
Weighted average shares outstanding	3,194,970	3,185,806	3,169,197	3,162,666	3,148,570
Weighted average shares outstanding, diluted	3,202,595	3,193,758	3,172,659	3,166,620	3,156,646
CAPITAL RATIOS
Total equity to total assets	9.65%	9.72%	9.30%	8.72%	8.87%
CREDIT QUALITY
Net charge-offs to average loans	0.37%	0.14%	0.43%	0.08%	0.13%
Total non-performing loans to total loans	1.27%	0.34%	0.54%	1.52%	1.00%
Total non-performing assets to total assets	1.48%	0.81%	0.82%	1.30%	0.88%
Non-accrual loans to:
total loans	1.26%	0.27%	0.53%	1.10%	0.87%
total assets	0.95%	0.20%	0.39%	0.80%	0.64%
Allowance for loan losses to:
total loans	1.48%	1.25%	1.13%	1.29%	1.16%
non-performing assets	75.46%	116.68%	102.74%	72.12%	97.67%
non-accrual loans	117.08%	458.66%	213.60%	116.66%	133.56%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$13	$284	$50	$1,624	$510
Non-accrual loans	5,099	1,067	2,052	4,293	3,385
Other real estate owned and repossessed assets	2,799	2,845	2,164	1,027	734
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$448	$617	$1,727	$361	$521
(Recoveries)	(72)	(79)	(52)	(48)	(31)
Net charge-offs (recoveries)	376	537	1,675	313	490
PROVISION FOR LOAN LOSSES (dollars in thousands)	$1,450	$1,050	$1,050	$800	$1,100
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$4,896	$4,383	$5,008	$4,521	$3,911
Provision	1,450	1,050	1,050	800	1,100
Net charge-offs (recoveries)	376	537	1,675	313	490
Balance at the end of period	$5,970	$4,896	$4,383	$5,008	$4,521

(1)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited 12/31/2009	Audited 12/31/2008

Assets
Cash and due from banks	$7,353	$7,287
Federal funds sold	179	11,052
Securities available for sale, at fair value	101,210	98,919
Loans, net of allowance for loan losses	398,096	385,565
Bank premises and equipment, net	14,778	15,377
Other assets	13,816	9,942

Total assets	$535,432	$528,142

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$90,575	$81,340
Savings and interest bearing demand deposits	170,485	154,622
Time deposits	137,047	150,565

Total deposits	$398,107	$386,527
Federal funds purchased and securities sold under agreements to repurchase	14,016	14,693
Federal Home Loan Bank advances	62,250	70,000
Trust preferred capital notes	7,217	7,217
Other liabilities	2,198	2,876
Commitments and contingent liabilities	—	—

Total liabilities	$483,788	$481,313

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—
Common stock, $2.50 par value	7,999	7,888
Surplus	8,504	7,796
Retained earnings	34,049	32,779
Accumulated other comprehensive income	1,092	(1,634)

Total shareholders’ equity	$51,644	$46,829

Total liabilities and shareholders’ equity	$535,432	$528,142

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	Unaudited	Unaudited	Unaudited	Audited
Interest and Dividend Income
Interest and fees on loans	$5,934	$5,972	$23,001	$24,790
Interest on federal funds sold	1	2	10	45
Interest and dividends on securities available for sale:
Taxable interest income	617	757	2,784	2,766
Interest income exempt from federal income taxes	304	271	1,194	1,142
Dividends	113	141	461	691
Interest on deposits in banks	—	1	3	5

Total interest and dividend income	$6,969	$7,144	$27,453	$29,439

Interest Expense
Interest on deposits	$806	$1,551	$4,040	$6,978
Interest on federal funds purchased and securities sold under agreements to repurchase	98	113	392	482
Interest on Federal Home Loan Bank advances	464	670	2,042	2,706
Interest on trust preferred capital notes	80	80	319	346

Total interest expense	$1,448	$2,414	$6,793	$10,512

Net interest income	$5,521	$4,730	$20,660	$18,927
Provision For Loan Losses	1,450	1,100	4,350	2,310

Net interest income after provision for loan losses	$4,071	$3,630	$16,310	$16,617

Noninterest Income
Income from fiduciary activities	$174	$211	$818	$911
Service charges on deposit accounts	522	567	2,053	2,333
Other service charges and fees	534	473	2,148	2,565
Gain on the sale of loans	—	—	—	376
(Loss) Gain on the sale of bank premises and equipment	(5)	—	(5)	742
(Loss) on the sale of repossessed assets	15	28	(35)	(42)
(Loss) on sales of AFS securities	20	—	(419)	(2,488)
Other operating income	29	(26)	66	212

Total noninterest income	$1,289	$1,253	$4,626	$4,609

Noninterest Expenses
Salaries and employee benefits	$2,312	$2,122	$9,262	$9,069
Occupancy expenses	134	288	1,069	1,189
Equipment expenses	153	181	666	700
Advertising and marketing expenses	85	115	409	406
Stationery and supplies	94	82	311	326
ATM network fees	20	(18)	104	323
FDIC assessment	216	62	801	197
Provision for other real estate owned	198	—	198	—
Other operating expenses	1,152	913	3,660	3,604

Total noninterest expenses	$4,364	$3,745	$16,480	$15,814

Income before income taxes	$996	$1,138	$4,456	$5,412
Income Tax Expense	204	(577)	1,015	1,357

Net income	$792	$1,715	$3,441	$4,055

Earnings Per Share
Net income per common share, basic	$0.25	$0.54	$1.09	$1.29

Net income per common share, diluted	$0.25	$0.54	$1.08	$1.29

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended December,
	2009			2008
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	65,116	2,897	4.45%	66,448	3,563	5.36%
Tax-Exempt (1)	32,872	1,827	5.56%	29,820	1,629	5.46%

Total Securities	97,988	4,724	4.82%	96,268	5,192	5.39%
Loans:
Taxable	394,194	23,271	5.90%	385,022	23,451	6.09%
Tax-Exempt (1)	5,808	410	7.06%	5,348	364	6.81%

Total Loans	400,002	23,681	5.92%	390,370	23,815	6.10%
Federal funds sold	3,073	4	0.13%	1,623	8	0.49%
Interest-bearing deposits in other banks	177	—	0.00%	124	4	3.23%

Total earning assets	501,240	28,408	5.67%	488,385	29,019	5.94%

Allowance for loan losses	(5,222)			(3,856)
Total non-earning assets	34,881			33,380

Total assets	530,899			517,909

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	66,525	307	0.46%	56,762	554	0.98%
Money market accounts	61,233	443	0.72%	55,341	942	1.70%
Savings accounts	36,927	72	0.19%	33,855	193	0.57%
Time deposits:
$100,000 and more	46,328	755	1.62%	61,083	1,881	3.08%
Less than $100,000	90,998	1,621	1.78%	82,106	2,582	3.14%

Total interest-bearing deposits	302,011	3,198	1.06%	289,147	6,152	2.13%
Federal funds purchased and securities sold under agreements to repurchase	15,426	390	5.23%	17,584	451	2.56%
Federal Home Loan Bank advances	62,250	1,843	2.96%	74,076	2,658	3.59%
Trust preferred capital notes	7,217	317	4.40%	7,217	317	4.39%

Total interest-bearing liabilities	386,904	5,747	1.49%	388,024	9,578	2.47%

Noninterest-bearing liabilities:
Demand deposits	89,016			81,802
Other Liabilities	3,910			2,715

Total liabilities	479,830			472,541
Shareholders’ equity	51,069			45,368

Total liabilities and shareholders’ equity	530,899			517,909

Net interest income		22,661			19,441

Net interest spread			4.18%			3.47%
Interest expense as a percent of average earning assets			1.15%			1.96%
Net interest margin			4.52%			3.98%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Year Ended December,
	2009			2008
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	67,341	3,246	4.82%	65,099	3,457	5.31%
Tax-Exempt (1)	32,460	1,809	5.57%	30,566	1,731	5.67%

Total Securities	99,801	5,055	5.06%	95,665	5,188	5.42%
Loans:
Taxable	385,423	22,729	5.90%	385,214	24,575	6.38%
Tax-Exempt (1)	5,974	413	6.92%	4,651	325	6.99%

Total Loans	391,397	23,142	5.91%	389,865	24,900	6.39%
Federal funds sold	4,937	10	0.21%	2,195	45	2.05%
Interest-bearing deposits in other banks	222	3	1.20%	198	5	2.53%

Total earning assets	496,357	28,209	5.68%	487,923	30,138	6.18%

Allowance for loan losses	(4,673)			(3,466)
Total non-earning assets	34,649			31,714

Total assets	526,333			516,171

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	60,338	306	0.51%	60,774	680	1.12%
Money market accounts	60,001	543	0.90%	52,464	975	1.86%
Savings accounts	36,160	108	0.30%	33,748	214	0.63%
Time deposits:
$100,000 and more	51,455	1,941	3.77%	68,732	2,451	3.57%
Less than $100,000	94,523	1,142	1.21%	74,445	2,658	3.57%

Total interest-bearing deposits	302,477	4,040	1.34%	290,163	6,978	2.40%
Federal funds purchased and securities sold under agreements to repurchase	15,736	392	2.49%	17,119	482	2.82%
Federal Home Loan Bank advances	63,709	2,042	3.21%	71,762	2,706	3.77%
Trust preferred capital notes	7,217	319	4.42%	7,217	346	4.79%

Total interest-bearing liabilities	389,139	6,793	1.75%	386,261	10,512	2.72%

Noninterest-bearing liabilities:
Demand deposits	84,876			81,033
Other Liabilities	3,478			2,823

Total liabilities	477,492			470,117
Shareholders’ equity	48,841			46,054

Total liabilities and shareholders’ equity	526,333			516,171

Net interest income		21,416			19,626

Net interest spread			3.93%			3.46%
Interest expense as a percent of average earning assets			1.37%			2.15%
Net interest margin			4.31%			4.02%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008

GAAP Financial Measurements:
Interest Income - Loans	$5,934	$5,765	$5,698	$5,604	$5,972
Interest Income - Securities and Other Interest-Earnings Assets	1,035	1,092	1,170	1,155	1,172
Interest Expense - Deposits	806	826	1,080	1,328	1,551
Interest Expense - Other Borrowings	642	668	704	739	863

Total Net Interest Income	$5,521	$5,363	$5,084	$4,692	$4,730

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$35	$37	$33	$35	$31
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	156	158	154	147	140

Total Tax Benefit on Tax-Exempt Interest Income	$191	$195	$187	$182	$171

Tax-Equivalent Net Interest Income	$5,712	$5,558	$5,271	$4,874	$4,901